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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   December 18, 1998

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                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                       001-14057             61-1323993
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)


                               3300 Aegon Center
                            400 West Market Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                     40202
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)

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ITEMS 1-4.  NOT APPLICABLE.

ITEM 5.  OTHER INFORMATION.

     Vencor, Inc. (the "Company") is reporting the results of the exchange of stock options for its key employees. To retain and motivate key personnel, the Executive Compensation Committee of the Board of Directors approved an exchange offer, completed on November 9, 1998, which entitled employees to exchange outstanding stock options for a reduced number of options with an exercise price equal to the closing price of the Company's common stock on November 9, 1998. Employees were required to elect to exchange their options prior to the close of the market on November 9, 1998. The number of shares for each exchanged option was reduced based on the Black-Scholes pricing method using the November 9 closing price. The closing price of the Company's common stock on November 9, 1998 was $5.50.

     Employees were informed by letter on December 18, 1998 of the results of the exchange offer. Over 300 of the Company's employees participated in the exchange which resulted in the cancellation of options to purchase approximately
5.7 million shares and the granting of options to purchase approximately 4.6 million shares. The newly issued options are subject to restrictions on exercisability and were converted to non-qualified status for tax purposes.

ITEMS 6-9.  NOT APPLICABLE.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENCOR, INC.


Dated:  December 18, 1998               By: /s/ W. Bruce Lunsford
                                            ----------------------
                                            W. Bruce Lunsford
                                            Chairman of the Board
                                            and Chief Executive Officer

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